UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

TerraVia Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Gateway Boulevard South San Francisco, CA		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 780-4777

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modifications to the Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

As previously disclosed, on August 2, 2017 (the “Petition Date”), TerraVia Holdings, Inc. (“TerraVia” or the “Company”) and certain of its subsidiaries (collectively with TerraVia, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). On October 31, 2017, the Company filed its proposed combined disclosure statement and plan of liquidation (the “Plan) and a motion seeking an order confirming the Plan with the Bankruptcy Court. On November 16, 2017, the Company filed an amended proposed combined disclosure statement and plan of liquidation with the Bankruptcy Court and on and January 4, 2018, the Company filed a further amended proposed combined disclosure statement and plan of liquidation with the Bankruptcy Court (the Plan, as amended, the “Amended Plan”). On January 8, 2018, following a confirmation hearing held on January 8, 2018, the Bankruptcy Court entered an order confirming the Amended Plan (the “Confirmation Order”).

As of January 26, 2018, all conditions precedent to the occurrence of the effective date set forth in the Amended Plan and the Confirmation Order were satisfied or waived in accordance therewith and the effective date (the “Effective Date”) of the Amended Plan occurred. On the same date, the Company filed a Notice of Effective Date of the Plan (the “Notice of Effectiveness”) with the Bankruptcy Court. The full text of the Notice of Effectiveness is available on the website of Kurtzman Carson Consultants LLC, the Company’s claims agent, at www.kccllc.net/TerraVia.

On the Effective Date, Emerald Capital Advisors Corp, became the post-confirmation Plan Administrator and John Madden of Emerald Capital Advisors Corp. became the sole officer and/or responsible person pursuant to the Amended Plan. Further, on the Effective Date, TerraVia issued one share of common stock in Liquidating TerraVia (as defined in the Amended Plan) to the Plan Administrator.

In addition, on the Effective Date, all Existing Equity Interests (as defined in the Amended Plan) were cancelled and released without any distribution or retention of any property on account of such Interests.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control.

The Company’s informational filings with the Bankruptcy Court, including additional information about the Chapter 11 Cases, are available to the public at the office of the Clerk of the Bankruptcy Court, 824 North Market St., 3rd Floor, Wilmington, DE, 19801. Such informational filings may be available electronically, for a fee, through the Bankruptcy Court’s website (www.deb.uscourts.gov), and/or free of cost, at the website maintained by the Debtors’ Bankruptcy Court-approved noticing agent (www.kccllc.net/TerraVia).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraVia Holdings, Inc.

Date: February 9, 2018	By:	/s/ John Madden
John Madden
Plan Administrator